SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 10, 2004



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




    Maryland                        001-09279                     13-3147497
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  (State or other            (Commission file No.)              (IRS Employer
   jurisdiction of                                                  I.D. No.)
   incorporation)


     60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
     ------------------------------------------------------------------
      (Address of principal executive offices)               (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------








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Item 12.   Results of Operations and Financial Condition

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on May 10, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the first quarter of its fiscal year.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                    ONE LIBERTY PROPERTIES, INC.



Date:     May 11, 2004              By:  /s/ Simeon Brinberg
                                    -----------------------------------
                                    Simeon Brinberg
                                    Senior Vice President

                                     EXHIBIT
                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
                    FOR THE FIRST QUARTER OF ITS FISCAL YEAR

Great Neck, New York - May 10, 2004 - One Liberty Properties, Inc. (NYSE: OLP) today announced that for the three months ended March 31, 2004 it had revenues of $5,650,000 and net income applicable to common stockholders of $2,245,000, or $.23 per share on a diluted basis. Net income gives effect to the Company's equity in earnings of unconsolidated joint ventures of $675,000. For the quarter ended March 31, 2003, One Liberty reported revenues of $4,644,000 and net income applicable to common stockholders of $1,939,000, or $.34 per share on a diluted basis. Net income for the quarter ended March 31, 2003 gives effect to the Company's equity in earnings of unconsolidated joint ventures of $654,000. The weighted average number of common shares outstanding on a diluted basis was 9,669,000 and 5,667,000 for the three months ended March 31, 2004 and March 31, 2003, respectively.

One Liberty also reported that funds from operations applicable to common stockholders for the three months ended March 31, 2004 was $3,533,000, or $.37 per share on a diluted basis, as compared to $2,890,000, or $.51 per share on a diluted basis, for the three months ended March 31, 2003. Funds from operations calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses and deducts cash distributions paid to preferred stockholders. The Company redeemed all of its outstanding preferred stock on December 30, 2003.

Commenting on the results of operations and the funds from operations, Jeffrey Fishman, President and Chief Executive Officer of One Liberty, noted that revenues, substantially all of which represents rental income, increased by $1,006,000, or 22%, due to rental revenues earned on seven properties acquired by the Company between February 2003 and March 2004. On the expense side, total expenses increased by $981,000, or 32%, quarter over quarter, as a result of an increase in depreciation and amortization due to the ownership of additional properties and an increase in interest on mortgages payable as a result of the origination of two mortgages, the assumption of mortgages in connection with the purchase of four properties and the refinancing of one property. Commenting further, Mr. Fishman noted that general and administrative expenses increased by $315,000, or by 58%, quarter over quarter, of which $101,000 was due to a "non-recurring" fee for the initial listing by the Company of its common stock on the New York Stock Exchange in January 2004. Other general and administrative expenses increased due to an increase in the level of the Company's business activities, including activities related to property acquisitions, the negotiation of an increase in the revolving credit facility, mortgage refinancings, compliance with the Sarbanes-Oxley Act and with new accounting pronouncements and an increase in professional fees, state taxes and travel.

In reviewing the quarterly results, Mr. Fishman commented that the Company purchased two properties for a total consideration of approximately $23,100,000 in March, 2004, and that since these two property acquisitions were completed on March 1st and March 31, 2004, respectively, operation of these properties will have a greater impact on the Company's net income and funds from operations in the June 30, 2004 quarter and in following periods. He further commented that the Company has contracted to purchase in a single transaction two retail properties, containing an aggregate of 41,280 square feet located in Athens, Georgia, for a total consideration of $5,735,000. One property containing 20,000 square feet is leased to Office Depot under a lease which expires in 2014 and the other property containing 21,280 square feet is leased to Michaels Arts and Crafts under a lease which expires in 2014. The closing of the transaction is expected to take place prior to the end of May. Mr. Fishman noted that at March 31, 2004, the Company had cash and cash equivalents of approximately $29,000,000, substantially all of which will be used for property acquisitions.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the private securities litigation reform act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2003. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
(516) 466-3100



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

                     ONE LIBERTY PROPERTIES, INC. (NYSE:OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                     Three Months Ended
                                                                          March 31
                                                                    2004            2003
                                                                    ----            ----

Revenues:
   Rental income - Note 1                                         $ 5,558         $ 4,478
   Interest and other income                                           92             166
                                                                  -------        --------
                                                                    5,650          4,644
                                                                    -----          -----

Expenses
   Depreciation and amortization                                    1,024             772
   Interest-mortgages payable                                       2,011           1,579
   Interest-line of credit                                             51             113
   General and administrative                                         855             540
   Real estate expenses                                               140              96
                                                                  -------         -------
                                                                    4,081           3,100
                                                                  -------         -------

Earnings before equity in earnings of
   unconsolidated joint ventures and gain on sale                   1,569           1,544

Equity in earnings of unconsolidated joint ventures                   675             654

Gain on sale of available-for-sale securities                           1               -
                                                                  -------          ------

Net income                                                        $ 2,245         $ 2,198
                                                                  =======         =======

Calculation of net income applicable to
   common stockholders

   Net income                                                     $ 2,245         $ 2,198
   Less: distributions on preferred stock                               -             259
                                                                  -------         -------
   Net income applicable to common stockholders                   $ 2,245         $ 1,939
                                                                  =======         =======

Net income per common share:
   Basic                                                          $  0.23         $  0.34
                                                                  =======         =======
   Diluted                                                        $  0.23         $  0.34
                                                                  =======         =======

Funds from operations applicable to common
   stockholders*                                                  $ 3,533         $ 2,890
                                                                  =======         =======

Funds from operations per common share:
   Diluted                                                        $   .37         $   .51
                                                                  =======         =======

Weighted average number of common shares outstanding:
   Basic                                                            9,635            5,636
                                                                    =====            =====
   Diluted                                                          9,669            5,667
                                                                    =====            =====

Note 1 - Rental income includes straight line rent accruals of $197 and $323 for the three months ended March 31, 2004 and 2003, respectively.
------------------------------------------------------------------------------
* Funds from operations applicable to common stockholders is summarized in the following table:

Net income                                                         $2,245           $2,198
Add: depreciation of properties                                     1,024              772
Add: our share of depreciation in unconsolidated
   joint ventures                                                     252              179
Add: amortization of capitalized leasing expenses                      12                -
Deduct: preferred distributions                                         -            (259)
                                                                   ------           ------

Funds from operations applicable to common
   stockholders                                                    $3,533           $2,890
                                                                   ======           ======
